EXHIBIT 99.1
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
VERICHIP CORPORATION
     [Scott R. Silverman and Allison Tomek], or either of them, are appointed by the undersigned as proxies, or the proxies, each with power of substitution, to represent and vote the shares of stock of VeriChip Corporation, or VeriChip, which the undersigned would be entitled to vote at the Special and Annual Meeting of Stockholders of VeriChip to be held on *, 2009, at 9:00 a.m., Eastern Standard Time, at VeriChip’s principal executive offices located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, and at any postponements or adjournments thereof as if the undersigned were present and voting at the Special and Annual Meeting.
THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SET FORTH BELOW AND, WHERE NO DIRECTIONS ARE GIVEN, SUCH SHARES WILL BE VOTED FOR EACH PROPOSAL REFERRED TO BELOW.
VOTE BY INTERNET — www.proxyvote.com
     Use the Internet to transmit your voting instructions for electronic delivery of information through 11:59 P.M. Eastern Standard Time on *, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
     If you would like to reduce costs incurred by VeriChip in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
     Use any touch-tone telephone to transmit your voting instructions through 11:59 P.M. Eastern Standard Time on *, 2009. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

     Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to VeriChip Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER A — FOR APPROVAL OF THE ISSUANCE OF VERICHIP COMMON STOCK PURSUANT TO THE MERGER AGREEMENT
     A. Approval of the Issuance of VeriChip Common Stock Pursuant to the Merger Agreement

FOR ☐	AGAINST ☐	ABSTAIN ☐
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER B — FOR THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF VERICHIP TO CHANGE VERICHIP’S NAME TO POSITIVEID CORPORATION
     B. Approval and Adoption of An Amendment to the Certificate of Incorporation of VeriChip to Change VeriChip’s name to PositiveID Corporation

FOR ☐	AGAINST ☐	ABSTAIN ☐
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER C — FOR THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF VERICHIP TO INCREASE THE AUTHORIZED SHARES OF VERICHIP COMMON STOCK
     C. Approval and Adoption of An Amendment to the Certificate of Incorporation of VeriChip to Increase the Authorized Shares of VeriChip Common Stock

FOR ☐	AGAINST ☐	ABSTAIN ☐
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED UNDER D — ELECTION OF DIRECTORS.
     D. To Elect Five Directors of VeriChip to Serve until the 2010 Annual Meeting of Stockholders and Until Their Successors Have Been Duly Elected and Qualified.

	For	Withhold
Scott R. Silverman	o	o
Jeffrey S. Cobb	o	o
Barry M. Edelstein	o	o
Steven R. Foland	o	o
Michael E. Krawitz	o	o

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER E — FOR THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2009.
     E. Ratification of Eisner as our Independent Registered Public Accounting Firm

FOR ☐	AGAINST ☐	ABSTAIN ☐
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER F — FOR THE APPROVAL AND ADOPTION OF THE VERICHIP CORPORATION 2009 STOCK INCENTIVE PLAN
     F. Approval and Adoption of the VeriChip Corporation 2009 Stock Incentive Plan

FOR ☐	AGAINST ☐	ABSTAIN ☐
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER G — FOR THE APPROVAL, IF NECESSARY, OF AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL AND ANNUAL MEETING
     G. Approval, if Necessary, of an Adjournment or Postponement of the Special and Annual Meeting

FOR ☐	AGAINST ☐	ABSTAIN ☐
Please sign, date and return this proxy in the enclosed envelope. Joint Owners should each sign this proxy. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title.

Signature [PLEASE SIGN WITHIN THE BOX]	Date	Signature (Joint Owners)	Date

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